Exhibit 99.2

Contango ORE Set to Join Russell 3000® and Russell Microcap Indexes

HOUSTON--(BUSINESS WIRE)--May 30, 2023--Contango ORE, Inc. (“CORE,” “Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that, according to a preliminary list of additions posted on May 19, 2023, Contango is set to join the broad-market Russell 3000® and Russell Microcap® Indexes at the conclusion of the 2023 Russell indexes annual reconstitution, effective after the US market opens on June 26, 2023.

Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer said: “We are pleased with Contango’s inclusion on the Russell 3000® index preliminary list as it marks another important milestone for the Company, and with it will bring broader market awareness for the Company as we advance the Manh Choh project to production.”

The annual reconstitution process for the Russell indexes captures the 4,000 largest U.S. stocks as of April 28, 2023, ranking them by total market capitalization. Membership in the U.S. All-Cap Russell 3000® Index, which remains in place for one year, means automatic inclusion in the Large-Cap Russell 1000® Index or Small-Cap Russell 2000® Index as well as the appropriate growth and value style indexes.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $12.1 trillion in assets are benchmarked against Russell's US indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

For more information on the Russell Microcap® Index and the Russell indexes reconstitution, go to the "Russell Reconstitution" section on the FTSE Russell website.

With all the news flow expected throughout the month of May, we will be hosting a corporate update to go over all our recent news at the end of the month. Please use this link to register to our live event: https://my.6ix.com/STEXS5np

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold LLC (“PGJV”), which leases approximately 675,000 acres for exploration and development, and through a 100% owned subsidiary, Contango Minerals Alaska, LLC, which leases approximately 200,000 acres for exploration. The Company also owns the rights to the Lucky Shot, Coleman and War Baby mines, and approximately 16,600 acres of surrounding mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or PGJV; ability to realize the anticipated benefits of PGJV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in PGJV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com